EMPLOYMENT AGREEMENT





            AGREEMENT dated as of the 1st day of August, 2005 between Global Gold Mining, LLC , a Delaware limited liability company (the "Company"), and Simon Cleghorn , an individual citizen of Australia resident in Armenia ( Passport number E7057507) residing in Yerevan, Armenia (the "Employee") (the "Agreement").

                              W I T N E S S E T H:

            WHEREAS, the Company needs the active service of the Employee in light of the Company's efforts to acquire, develop, and operate mining projects;

            WHEREAS, the Company and the Employee desire to enter into an employment agreement on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, the parties hereto agree as follows:

  1. DUTIES.

            (a) The Company hereby employs the Employee, and the Employee hereby accepts and agrees to such employment, as Director of Exploration and Mining and, in such capacity, to be responsible for exploration, mining, development, and related operations, work necessary for the Company in Armenia and such other places as may be assigned from time to time. The Employee shall, subject to the supervision and control of the Company's Regional Director, Mr. Ashot Boghossian, perform such executive duties and exercise such supervisory powers over and with regard to the business of the Company and any present and future subsidiaries, consistent with such position, and such additional duties as specified or as may be assigned to him from time to time by the Regional Director or the Managers of the Company.


            (b) The Employee agrees to devote 80% of his available business time to the performance of his duties hereunder. The Employee may provide services to other organizations, on a compensation or pro bono basis, provided that such services do not constitute more than 20% of his available business time.

      2. TERM. The term of this Agreement shall be for a period of three years commencing on August 1, 2005 (or such other date as mutually agreed by the parties) and ending on July 31, 2008, and shall be automatically renewed for consecutive one-year periods thereafter unless (a) terminated by the Employee on 120 days written notice prior to the expiration of the initial term hereof, (b) terminated by either party on 120 days written notice prior to the expiration of the fourth year hereof or any year thereafter or (c) sooner terminated as otherwise provided herein.

  3. COMPENSATION.


            (a) Base Compensation. In consideration for the services rendered by the Employee under this Agreement, the Company shall deliver to the Employee as base compensation for the term of this Agreement a total of Forty Five Thousand (45,000) shares of the common stock of Global Gold Corporation pursuant to the terms of the Restricted Stock Award attached hereto as Exhibit A, (the "Restricted Stock Award"). In addition to the foregoing, the Company shall pay to the Employee, as base compensation, the sum of $100,000 (or AMD equivalent for payments in Armenia) for each 12-month period commencing on and after August 1, 2005 during the term of this Agreement, payable in equal monthly installments of $8,333 in arrears on the last day of each month. The Company shall pay income, social security and other employment related taxes imposed by Armenian law. Employee shall be responsible for any other applicable taxes. The Company shall act as tax agent. Employee shall provide all necessary information for the Company to fulfill its role as tax agent.

            (b) Bonus Compensation. In addition to the foregoing compensation, the Employee shall be entitled to receive annual bonus compensation ("Annual Bonus") in an amount determined in accordance with any bonus plan approved by the Board of Managers, or any committee thereof duly authorized by the Board to make such determination, based upon qualitative and quantitative goals determined by the Board of Managers, or such committee thereof, in its sole discretion, as the case may be. Any Annual Bonus shall be subject to all applicable tax withholdings.


            (c) In the event that the Employee voluntarily elects not to work 80% for the Company as contemplated hereunder, both his base compensation, and bonus compensation, if any, to which he would otherwise have been entitled, set forth in Section 3(a) and (b) shall be reduced.


      4. WORKING FACILITIES. The Company shall provide an office for the Employee for the performance of his services hereunder, and will provide such other facilities and services commensurate with the Company's needs as are reasonably necessary for the performance of his duties hereunder, as determined by the Regional Director and Managers of the Company.


      5. BENEFITS. During the term of this Agreement, the Company shall provide to the Employee insurance covering life, health, disability, and indemnity for activities taken in good faith on the Company's behalf.

      6. VACATIONS. The Employee shall be entitled each year during the term of this Agreement to a vacation period of four weeks during which period all compensation, benefits, and other rights to which the Employee is entitled hereunder shall be provided in full. Such vacation may be taken, in the Employee's discretion, at such time or times as are not inconsistent with the reasonable business needs of the Company upon the consent of the Company Managers. During the term of this Agreement, the vacation time provided for herein shall not be cumulative to the extent not taken by the Employee during a given year. The Company, at its discretion, may also grant short term unpaid leave.

  7. TERMINATION.

            (a) Early Termination by Company for Cause. During the term of this Agreement, the Employee's employment may be terminated by the Company for Cause (as defined herein) only by the affirmative vote of 100% of all of the members of the Board of Managers of the Company then holding office (without counting any vote of the Employee whose services are sought to be terminated, if the Employee is then a member of the Board of Managers) on 30 days prior written notice by means of a Notice of Termination, and an opportunity for the Employee, accompanied by counsel of his choice, to address the full Board of Managers, that one of the following conditions exists or one of the following events has occurred (each of which is defined as "Cause"):

                  (i) Wrongful act or acts on the part of the Employee which caused material damage to the Company;

                  (ii) The arrest, filing of charges or conviction of the Employee for a crime involving the Company or moral turpitude;

                  (iii) The refusal or inability by the Employee, continued for at least 14 days, to perform such employment duties as may reasonably be delegated or assigned to him under this Agreement, consistent with his executive position, by the Regional Director or the Board of Managers of the Company;

                  (iv) Willful and unexcused neglect by the Employee of his employment duties under this Agreement continued for at least 14 days after written warning;

                  (v) Any other material breach by the Employee of the provisions of this Agreement;

                  (vi) Curtailment in project scope, implementation, or funding; or

                  (vii) Other cases as provided in Armenian law.

            Pending termination, the Company may suspend Employee at will. Subject only to a final determination by dispute resolution procedure pursuant to the provisions of Section 11 of this Agreement, the Board of Managers' determination, in good faith, in writing that cause exists for termination of the Employee's employment shall be binding and conclusive for all purposes under this Agreement. Upon such determination by the Board of Directors, the Employee's compensation pursuant to Section 3 hereof and all other benefits provided hereunder shall terminate on the Termination Date, except that the Employee shall be entitled to be paid severance pay equal to his then base compensation for a period of three months thereafter. In the event that the Employee desires to take any matter with respect to such determination to Armenian court of respective jurisdiction, he must commence a court proceeding within 30 days after receipt of written notice of the Board of Managers' determination. If the Employee fails to take such action within such period, he will be deemed conclusively to have waived his right to adjudication of the termination of his employment hereunder.

            (b) Termination by Employee. In the event that the Company shall default in the performance of any of its obligations under this Agreement in any material respect, and shall not cure such default within 10 days of receipt by the Company of written notice of such default from the Employee, the Employee may terminate this Agreement by delivery of a Notice of Termination. Upon any termination pursuant to the provisions of this Section 7(b), the Employee shall be entitled to receive, as liquidated damages and not as a penalty, one month's payments which would have been made to the Employee on account of his base salary in effect at the date of the delivery of a Notice of Termination. Upon fulfillment of the conditions set forth in Section 7(b) hereof and subject to
Section 7(f) hereof, all rights and obligations of the parties under this Agreement shall thereupon be terminated. The Employee shall have no obligation to mitigate damages, and amounts payable pursuant to the provisions of this
Section 7(b) shall not be reduced on account of any income earned by the Employee from other employment or other sources.


            (c) Termination by Reason of Disability. In the event that Employee shall be prevented from rendering all of the services or performing all of his duties hereunder by reason of illness, injury or incapacity (whether physical or mental) for a period of six consecutive months, determined by an independent physician selected by the Board of Managers of the Company, the Company shall have the right to terminate this Agreement, by giving 10 days prior written notice to the Employee, provided that the Company shall continue to pay his then base compensation for a period of 12 months thereafter (exclusive of any benefit under the Restricted Stock Award). Until terminated in the manner set forth in this Section 7(c), the Employee shall be entitled to receive his full compensation and benefits provided hereunder through the Termination Date. Any payments to the Employee under any disability insurance or plan maintained by the Company shall be applied against and shall reduce the amount of the base compensation payable by the Company under this Section 7(c).

            (d) Termination by Reason of Death. In the event that the Employee shall die during the term of this Agreement, this Agreement shall terminate upon such death. The death benefit payable to the Employee under this Agreement (exclusive of any benefit under the Restricted Stock Award) shall be three months salary plus the life insurance benefits provided to the Employee, if any.

            (e) Certain Definitions.

                  (i) Any termination of the Employee's employment by the Company or by the Employee shall be communicated by a Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall state the specific reasons, and shall set forth in reasonable detail the facts and circumstances, for such termination.

                  (ii) "Termination Date" shall mean the date specified in the Notice of Termination as the last day of Employee's employment by the Company.


            (f) Continued Maintenance of Benefit Plans in Certain Cases. Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated pursuant to Sections 7(b) or 7(c) hereof, the Company shall maintain in full force and effect, at the Employee's expense, for the continued benefit of the Employee for the number of years (including partial years) remaining in the term of employment hereunder, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the Termination Date, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Company shall have no obligation to provide any substitute benefits for the Employee.

  8. CONFIDENTIALITY.

            (a) During the term of this Agreement, and for a period of two years thereafter, the Employee shall not, without the prior written consent of the Board of Managers of the Company, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties hereunder, any of the Company's confidential information obtained by the Employee during the term of this Agreement, including, without limitation, trade secrets, products, designs, customers or methods of distribution.

            (b) The obligations of confidentiality contained in this Section shall not extend to any matter which is disclosed by the Employee pursuant to an order of a governmental body or court of competent jurisdiction or as required pursuant to a legal proceeding in which the Employee or the Company is a party. These obligations of confidentiality are in addition to, not in place of any other applicable confidentiality obligations.

      9. CERTAIN REMEDIES IN EVENT OF BREACH. In the event that the Employee commits a breach, or threatens to commit a breach, of any of the restrictions on confidentiality, the Company shall have the following rights and remedies:


            (a) to obtain an injunction restraining any violation or threatened violation of the confidentiality provisions or any other appropriate decree of specific performance by any court having jurisdiction, it being acknowledged and agreed by the Employee that the services rendered, and to be rendered to the Company by him as an Employee and as legal counsel, are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

            (b) to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively the "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the confidentiality provisions, and the Employee hereby agrees to account for and pay over the Benefits to the Company.

            Each of the rights and remedies enumerated in this Section 10 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

  10. DISPUTE RESOLUTION.


            (a) Venue and Choice of Law. . In the event of any disagreement or controversy arising out of or relating to this Agreement, such controversy or disagreement shall be resolved by the Republic of Armenia courts of respective jurisdiction. This Agreement and the rights of the parties hereunder shall be governed by the Republic of Armenia law without regard to conflicts of law principles.



  11. MISCELLANEOUS.


            (a) Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the contin-ental United States by registered or certified mail, return receipt requested to the party entitled to receive the same, if to the Company, Global Gold Mining, LLC, 104 Field Point Road, Greenwich, Connecticut 06830, facsimile number (203)422-2330; and if to the Employee, Mr. Simon Cleghorn, Yerevan, Armenia, facsimile number +37410 54 56 98. Any party may change his or its address by giving notice to the other party stating his or its new address. Commencing on the 10th day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

            (b) Entire Agreement; Waiver of Breach. This Agree-ment constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

            (c) Binding Effect; Assignability. This Agreement and all the terms and provision hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns. This Agreement and the rights of the parties hereunder shall not be assigned except with the written consent of all parties hereto.

            (d) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.


            (e) Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pro-nouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

            (f) Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unen-forceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

            (g) Amendments. This Agreement may not be amended except in a writing signed by all of the parties hereto.

            (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of such signature pages executed by the parties to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Global Gold Mining, LLC


By:  __________________                                  ______________________
Van Z. Krikorian, Manager                                Simon Cleghorn

                             CONFIDENTIAL DRAFT                    EXHIBIT A

                             Global Gold Corporation
                              104 Field Point Road
                               Greenwich, CT 06830


                                                              August 1, 2005
Mr. Simon Cleghorn
Yerevan, Armenia

                  Re:      Restricted Stock Award

Dear Mr. Cleghorn:

As consideration for your employment agreement with Global Gold Mining, LLC (the "Company") and as an inducement for your rendering of services to the Company, we hereby grant you Forty five Thousand (45,000) shares of the Common Stock of Global Gold Corporation (the "Corporation"), evidenced by a certificate of shares of our common stock, $.001 par value per share (the "Shares"), subject to applicable securities law restrictions and the terms and conditions set forth herein:


                  1. For the first twelve month period commencing with the date hereof within which you render the services provided herein, you shall become fully vested in one third of the total Shares granted hereunder. For each twelve month period thereafter commencing on August 1, 2006 through August 1, 2008, you shall become fully vested in one third of the total Shares granted hereunder. Thus, if you complete twelve, twenty four, and thirty six months of service as provided hereunder, you shall be vested in 15,000, 30,000 and 45,000 of the Shares granted hereunder, respectively.

                  2. In the event of your termination of your employment on or before the expiration of the initial twelve month period commencing with the date hereof or any subsequent twelve month period thereafter during the 36-month period commencing with August 1, 2005 for any reason, you shall forfeit all right, title and interest in and to any of the Shares granted hereunder which have not become vested in you, without any payment by the Company therefore unless mutually agreed otherwise.

                  3. (a) Any Shares granted hereunder are not transferable and cannot be assigned, pledged, hypothecated or disposed of in any way until they become vested, and may be transferred thereafter in accordance with applicable securities law restrictions. Any attempted transfer in violation of the Section shall be null and void.

11

                     (b) Notwithstanding anything contained in this Agreement to the contrary, after you become vested in any of the Shares granted hereunder, no sale, transfer or pledge thereof may be effected without an effective registration statement or an opinion of counsel for the Corporation that such registration is not required under the Securities Act of 1933, as amended, and any applicable state securities laws.

                  4. During the period commencing with the date hereof and prior to your forfeiture of any of the Shares granted hereunder, you shall have all right, title and interest in and to the Shares granted hereunder, including the right to vote the Shares and receive dividends or other distributions with respect thereto.

                  5. You shall be solely responsible for any and all Federal, state and local income taxes arising out of your receipt of the Shares and your future sale of other disposition of them.

                  6. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. All parties hereto
(i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Federal or state court in the City of New York in the State of New York, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of any Federal or state court in the City of New York in the State of New York, in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding at the addresses of the parties shown herein shall constitute personal service thereof.

                  7. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  8. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs and successors and, in the case of the Corporation, its assigns.

                  9. This Agreement may not be amended except in a writing signed by all of the parties hereto.

                  10. Nothing contained herein shall be construed to create an employment agreement between the Corporation or the Company and you or require the Corporation or the Company to employ or retain you under such a contract or otherwise.

                  11. Notwithstanding anything contained this in Agreement to the contrary:

                     (a) The Shares shall become fully vested upon the occurrence of a Change of Control (as defined in this Section 12), which shall occur upon:
                                    (i) (x) the sale of all or substantially all
of the Corporation's assets or (y) a merger (including a merger in which the Corporation is the surviving corporation) or consolidation of the Corporation with one or more corporations or entities, as a result of which in each such case the Corporation's voting securities outstanding immediately before such sale, merger or consolidation represent less than 50% of the combined voting power of voting securities of the Corporation or the surviving entity outstanding immediately after such sale, merger or consolidation; or

                                    (ii) any "person", as such term is used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or persons acting in concert (other than a shareholder related to Firebird Management, LLC, Drury J. Gallagher, Nicholas Aynilian, and Van Z. Krikorian or any of their affiliates) become the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of the Company's securities representing more than 50% of the combined voting power of the Company's then outstanding securities, pursuant to a plan of such person or persons to acquire such a controlling interest in the Company, whether pursuant to a merger (including a merger in which the Company is the surviving corporation), an acquisition of securities or otherwise, except that this Section 12(a)(ii) shall not apply to any person who provides financing to the Company or any of their affiliates, pursuant to a private placement transaction or otherwise; and

                           (b) a transaction shall not constitute a Change of
Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.


                           (c) the Shares shall become fully vested upon your
death or upon your becoming disabled, which shall mean you shall have been unable to render all of your duties by reason of illness, injury or incapacity (whether physical or mental) for a period of six consecutive months, determined by an independent physician selected by the Board of Directors of the Corporation.

12. In the event of any conflict between the terms of this Agreement and of the Employment Agreement, the provisions contained in this Agreement shall control.

                  If this letter accurately reflects our understanding, please sign the enclosed copy of this letter at the bottom and return it to us.

                                                  Very truly yours,
                                                  Global Gold Corporation


                                                 By:____________________________
                                                    Drury J. Gallagher, Chairman

Agreed:


_________________________________
Simon Cleghorn